UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2009

NEUROGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-18311	22-2845714
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Northeast Industrial Road

Branford, Connecticut 06405

(Address of principal executive offices) (Zip Code)

(203) 488-8201

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth under Item 2.01 below regarding the CVR Agreements (as defined below) is incorporated herein by reference.

The summary therein of the material terms of the CVR Agreements does not purport to be complete and is qualified in its entirety by reference to the CVR Agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously announced, on August 23, 2009, Ligand Pharmaceuticals Incorporated (“Ligand”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Neurogen Corporation, a Delaware corporation (“Neurogen”) and Neon Signal, LLC, a direct wholly-owned subsidiary of Ligand (“Merger Sub”). The Merger Agreement called for Ligand to acquire Neurogen pursuant to a reverse triangular merger, whereby Merger Sub would merge with and into Neurogen, with Neurogen as the surviving corporation (the “Merger”).

As previously announced, the Merger Agreement was amended on September 18, 2009 by an Amendment to Agreement and Plan of Merger to clarify the definition of the defined term “Target Net Cash Amount,” and on November 2, 2009 by an Amendment No. 2 to Agreement and Plan of Merger to change the defined term “Outside Date” to mean December 24, 2009, and on December 17, 2009 by an Amendment No. 3 to Agreement and Plan of Merger to add $600,000 cash as additional merger consideration for the Neurogen stockholders and to eliminate Neurogen’s right to terminate the Merger Agreement if the indicated aggregate value of the shares of Ligand common stock to be issued in the merger, after giving effect to the 4,200,000-share cap, would be less than the Adjusted Reference Amount. Amendment No. 3 also specified the Determination Date to be December 15, 2009 and changed the Outside Date to December 31, 2009.

On December 23, 2009, Neurogen completed the previously announced Merger and was acquired by Ligand pursuant to the Merger Agreement. The Merger was approved by the stockholders of Neurogen at a special meeting held on December 23, 2009 (see Item 8.01 below) and became effective upon the filing of the certificate of merger with the Delaware Secretary of State on December 23, 2009.

Under the terms of the Merger Agreement, each share of Neurogen’s common stock issued and outstanding immediately before the effective time of the Merger (other than any dissenting shares) was converted into the right to receive 0.0608355 of a share of Ligand common stock and $0.00869 in cash, without interest, plus cash in lieu of any fractional share of Ligand common stock. In addition, Neurogen’s stockholders will receive one Aplindore CVR, one H3 CVR, one Merck CVR and one Real Estate CVR for each share of Neurogen’s common stock held by such stockholder immediately before the effective time of the Merger, which rights are subject to the terms and conditions of the four Contingent Value Rights Agreements contemplated by the Merger Agreement and which Neurogen and Ligand entered into on December 23, 2009 with Registrar and Transfer Company as Rights Agent (the “CVR Agreements”). The respective CVR Agreements set forth the rights that former Neurogen stockholders will have with respect to each contingent value right (“CVR”) to be held by them after the closing of the Merger. The CVRs will not be marketable by the former Neurogen stockholders.

Aplindore CVR. The Aplindore CVR Agreement provides for the payment of a pro rata portion of either (i) if the Aplindore drug development program is sold before the six month anniversary of the Merger, a pro-rata share of the cash and/or number of shares of third-party stock received by Ligand from the buyer of the Aplindore drug development program less the costs and expenses of sale; plus any amount remaining in an operating expense reserve account (estimated to be approximately $100,000); or (ii) if the Aplindore Program is not sold before the six month anniversary of the Merger, any amount remaining in the operating expense reserve account.

H3 CVR. The H3 CVR Agreement provides for the payment of a pro rata portion of either (i) $4,000,000 in cash if Ligand licenses the Neurogen antagonist program intended to create an H3 receptor drug (the “H3 Antagonist Program”) on or before the third anniversary of the Merger, (ii) 50% of the net cash proceeds from a sale of such program if Ligand sells the program before the third anniversary of the Merger and before licensing the program and/or (iii) 50% of the net cash proceeds if an option agreement to either license or sell the H3 Antagonist Program is entered into, before the third anniversary of the Merger. If any such option to license is exercised, the three-year cutoff would be extended for the duration of the option and the $4,000,000, if payable, would be reduced by the option proceeds previously received by the H3 CVR holders.

Merck CVR. The Merck CVR Agreement provides for the payment of a pro rata portion of either (i) $3,000,000 in cash promptly after receipt by Ligand of the milestone payment from Merck Sharpe & Dohme Limited upon Merck’s initiation of a Phase III clinical trial of a vanilloid receptor subtype 1 (“VR1”) antagonist drug for the treatment of pain, as specified in a 2003 partnering agreement between Merck and Neurogen, or (ii) in the event Ligand sells to Merck the VR1 program before the initiation of any such Phase III trial, 50% of the net cash proceeds from such sale.

Real Estate CVR. The Real Estate CVR Agreement provides for the payment of a pro rata portion of the cash paid by any buyer of Neurogen’s real estate and received by Ligand on or before the six month anniversary of the Merger, less any costs and expenses reasonably incurred by Ligand in connection with such sale.

Ligand is now the sole stockholder of Neurogen. All Neurogen stock will be deregistered and delisted.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 23, 2009, in connection with the Merger, Neurogen received notice from NASDAQ Stock Market, LLC that NASDAQ Stock Market, LLC has submitted to the SEC a Form 25 to delist Neurogen’s common stock.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 above is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth under Item 2.01 above is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 22 and 23, 2009, in connection with the Merger, all of Neurogen’s incumbent directors and officers resigned or were removed. Ligand elected John Higgins, John Sharp and Charles Berkman as the new directors. The new Board of Directors elected John Higgins as President and Chief Executive Officer of Neurogen and John Sharp as Vice President and Chief Financial Officer of Neurogen; they hold the same offices for Ligand.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 23, 2009, in connection with the Merger, Section 2.01 of Neurogen’s By-Laws was amended to change the number of authorized directors to three.

Item 8.01	Other Events

On December 23, 2009, at a special meeting of Neurogen stockholders, the stockholders of Neurogen approved the Merger and adopted the Merger Agreement, with 59.5% of the outstanding shares of Neurogen’s common stock being voted in favor of approval of the Merger and adoption of the Merger Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

2.1	Certificate of Merger, dated and filed December 23, 2009

3.1	By-Laws Amendment, effected December 23, 2009

10.1	Aplindore Contingent Value Rights Agreement, by and among Ligand Pharmaceuticals Incorporated, Neurogen Corporation and Registrar and Transfer Company as Rights Agent, dated December 23, 2009

10.2	H3 Contingent Value Rights Agreement, by and among Ligand Pharmaceuticals Incorporated, Neurogen Corporation and Registrar and Transfer Company as Rights Agent, dated December 23, 2009

10.3	Merck Contingent Value Rights Agreement, by and among Ligand Pharmaceuticals Incorporated, Neurogen Corporation and Registrar and Transfer Company as Rights Agent, dated December 23, 2009

10.4	Real Estate Contingent Value Rights Agreement, by and among Ligand Pharmaceuticals Incorporated, Neurogen Corporation and Registrar and Transfer Company as Rights Agent, dated December 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGEN CORPORATION

Date: December 24, 2009

	By:	/s/ CHARLES S. BERKMAN
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Certificate of Merger, dated and filed December 23, 2009

3.1	By-Laws Amendment, effected December 23, 2009

10.1	Aplindore Contingent Value Rights Agreement, by and among Ligand Pharmaceuticals Incorporated, Neurogen Corporation and Registrar and Transfer Company as Rights Agent, dated December 23, 2009

10.2	H3 Contingent Value Rights Agreement, by and among Ligand Pharmaceuticals Incorporated, Neurogen Corporation and Registrar and Transfer Company as Rights Agent, dated December 23, 2009

10.3	Merck Contingent Value Rights Agreement, by and among Ligand Pharmaceuticals Incorporated, Neurogen Corporation and Registrar and Transfer Company as Rights Agent, dated December 23, 2009

10.4	Real Estate Contingent Value Rights Agreement, by and among Ligand Pharmaceuticals Incorporated, Neurogen Corporation and Registrar and Transfer Company as Rights Agent, dated December 23, 2009